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                                   Exhibit 4.1
                         Fabri-Centers of America, Inc.
                1996 Stock Option Plan for Non-Employee Directors
   (Incorporated by reference to Exhibit A to the Registrant's Proxy Statement for its Annual Meeting held on June 12, 1996 -- Commission File No. 1-6695)